Exhibit 99.1

Intellinetics, Inc. Reports Third Quarter Results

Revenue and Channel Growth Accelerating

COLUMBUS, OH – (Nov. 16, 2015) – Intellinetics, Inc. (OTCQB: INLX), an Enterprise Content Management (ECM) software company focused on cloud-based document solutions for the Small to Medium Business (SMB) market, announced financial results for the third quarter ended September 30, 2015.

Third Quarter Key Metrics Trending Positively

•	Revenue increased 96%
•	Adjusted EBITDA improving
•	4th consecutive quarter of revenue growth

Summary - Third Quarter Results

Revenues for the three months ended September 30, 2015 were $621,974, as compared with $316,762 for the same period in 2014, an increase of $305,212, or 96%, primarily attributable to increases in revenues from the sale of software and professional services. Overall gross margins were 79% and 81% for the three months ended September 30, 2015 and 2014, respectively. Revenues for the nine months ended September 30, 2015 were $1,792,919, as compared with $942,297, an increase of $850,622, or 90%. Overall gross margins were 80% for both the nine months ended September 30, 2015 and 2014, respectively.

Intellinetics reported a net loss of $253,553 and $638,609 for the three months ended September 30, 2015 and 2014, respectively, representing a decrease in net loss of $385,056, or 60%. For the nine months ended September 30, 2015 and 2014, Intellinetics reported a net loss of $1,105,173 and $1,415,145, respectively, a decrease of $309,972. The total decrease in loss was attributable to the increase in revenues and gross profit, offset by an increase in operating expenses due to non-cash stock option compensation and the increase in interest expense of $177,360 from increased debt for the nine months ended September 30, 2015.

Matthew L. Chretien, President and CEO of Intellinetics, stated, “This has been a very good quarter for two reasons: 1) We continued to grow all aspects of our business, and 2) We are working on a number of projects which indicate a very strong future for Intellinetics. Our partners are getting stronger in their ability to sell IntelliCloud-based software and services both stand-alone, and bundled with other core offerings. Channel interest in cloud based document solutions to increase revenue, margins and value to customer continues to grow and is reflected in the 23% increase in SaaS based contributions. I have never been more confident.”

Murray Gross, Chairman of the Board, stated, “Adjusted EBITDA loss for the third quarter was $64,886, compared with a loss of $561,960 in the third quarter last year, an 88% improvement. For the nine month period the adjusted EBITDA improvement was 73%.”

IntelliCloudTM	– Powered by the Intel® NUC

The Intellinetics’ IntelliCloud Program provides turnkey document workflow solutions for SMB’s through a growing network of partners who target the mid-market. Partners simply attach IntelliCloud to the software, hardware, and/or services they already sell to existing customers and deliver more value to the customer and create new / recurring revenue streams for themselves…and us, all without the sales or technical complexity of other less effective options in the market. See http://www.intel.com/intellicloud.

-Continued-

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, and other non-cash expenses such as stock option compensation expense.

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net Loss - GAAP	$(253,553)	$(638,609)	$(1,105,173)	$(1,415,145)
Interest expense, net*	160,078	70,734	351,690	174,330
Depreciation and Amortization	2,589	5,915	8,640	19,655
Stock option compensation	26,000	-	421,000	-
Adjusted EBITDA	$(64,886)	$(561,960)	$(323,843)	$(1,221,160)

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Intellinetics partnered with Intel to create the IntelliCloud Channel Program that makes it easy to add turnkey document workflow solutions to the copiers, productivity software and services they already provide.  IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue.  For additional information, please visit:  www.intellinetics.com,

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics’ intentions, beliefs, expectations, representations, projections, plans or strategies regarding the future are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risk factors. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

Contact:

Matthew L. Chretien, President and CEO

Intellinetics, Inc.

614-921-8170 matt@intellinetics.com

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

Sale of software	$136,459	$25,990	$474,219	$38,486
Software as a service	64,817	52,582	182,322	133,052
Software maintenance services	239,506	216,310	700,116	638,832
Professional services	152,169	11,805	327,189	88,579
Third Party services	29,023	10,075	109,073	43,348

Total revenues	621,974	316,762	1,792,919	942,297

Cost of revenues:
Sale of software	23,650	4,073	90,876	11,777
Software as a service	14,097	6,909	36,771	20,779
Software maintenance services	32,943	31,274	95,402	94,096
Professional services	41,670	4,486	85,781	24,824
Third Party services	18,334	12,989	57,846	40,218

Total cost of revenues	130,694	59,731	366,676	191,694

Gross profit	491,280	257,031	1,426,243	750,603

Operating expenses:
General and administrative	390,841	474,301	1,548,096	1,385,848
Sales and marketing	191,325	344,690	622,990	585,915
Depreciation	2,589	5,915	8,640	19,655

Total operating expenses	584,755	824,906	2,179,726	1,991,418

Loss from operations	(93,475)	(567,875)	(753,483)	(1,240,815)

Other income (expense)
Interest expense, net	(160,078)	(70,734)	(351,690)	(174,330)

Total other income (expense)	(160,078)	(70,734)	(351,690)	(174,330)

Net loss	$(253,553)	$(638,609)	$(1,105,173)	$(1,415,145)

Basic and diluted net loss per share:	$(0.04)	$(0.09)	$(0.16)	$(0.21)

Weighted average number of common shares
outstanding - basic and diluted	7,123,074	6,769,812	7,123,074	6,767,238